Exhibit 7.12

EXECUTION VERSION

LETTER OF INSTRUCTION

DATE: 23 June 2011

Wells Fargo Delaware Trust Company, N.A.

Corporate, Municipal & Escrow Services

919 North Market Street, Suite 1600

Wilmington, DE 19801

Re:	Transfer of Trust Shares

Dear Sir/Madam;

Reference Is made to the Share Trust Agreement, dated 21 February 2008 (the “Agreement”), among Borse Dubai Limited (“Borse Dubai”), Wells Fargo Delaware Trust Company, National Association (successor to Wells Fargo Delaware Trust Company), as Trustee (the “Trustee”) and The Nasdaq Stock Market, Inc. (renamed The NASDAQ OMX Group, Inc. hereafter referred to as “Nasdaq”), which created the trust known as Borse Dubai Nasdaq Share Trust (the “Trust”). Capitalized terms used herein but hot otherwise defined shall have the meanings given to such terms in the Agreement.

Pursuant to the Agreement, the Trust holds the Trust Shares for the benefit of Borse Dubai.

Borse Dubai is the sole Certificate holder of the Trust. The Trust pledged the Trust Shares to Nomura International plc (“Nomura”), pursuant to a Stock Pledge Agreement, dated 16 December 2010 (the “Pledge Agreement”) between Nomura and the Trust, and the Trust Shares are held thereunder in the name of Nomura Securities International Inc., as securities intermediary. In accordance with the terms of a Closing Agreement (as defined below), the Pledge Agreement will terminate, and Borse Dubai and the Trust will agree with Nomura to release the pledged Trust Shares and to transfer such Trust Shares from Nomura directly Into the name of Borse Dubai (the “Share Transfer”).

Pursuant to Section 14 of the Agreement, Borse Dubai confirms the following:

•	The Trust Shares are currently in the name of Nomura on behalf of Borse Dubai and the Trust;

•

Borse Dubai holds less than 19.99% of the total number of outstanding Nasdaq Shares, when calculated according to the methodology set forth In the Nasdaq Stockholders’ Agreement (the “Stockholders Agreement”) between Nasdaq and Borse Dubai, dated 27 February 2008;

•	The Share Transfer will not cause Borse Dubai’s total holding to be greater than 19.99% of the total number of Nasdaq Shares outstanding; and

•	The Share Transfer will be subject to the existing securities legend set out in the existing Trust Share certificate numbered C0437.

By its signature below, Nasdaq hereby certifies that (i) It approves the Share Transfer, and (ii) upon consummation of the Share Transfer, Borse Dubai’s holding of Nasdaq Shares will be less than 19.99% of the outstanding common stock of Nasdaq (on a fully-diluted basis) calculated in accordance with the methodology set forth on Schedule A of the Stockholders’ Agreement.

Borse Dubai Ltd, PO Box: 506690, Dubai, United Arab Emirates, Tel: +971 4 3055000, Fax: +971 4 3314924 www.borsedubai.com

Based on the above, Borse Dubai hereby directs the Trustee to (i) execute the Closing Agreement, dated 23 June 2011 (the “Closing Agreement”), among Nomura International PLC, as existing collateral agent and existing custodian, Emirates NBD Bank PJSC, as existing agent and refinancing agent, Nomura International PLC, as new collateral agent, Nomura International PLC, as new LSE custodian, Borse Dubai, and the Trust, and (ii) execute such other documents and take such other actions as are reasonably incidental to the foregoing, as applicable, to consummate the transactions contemplated thereby.

Upon consummation of the foregoing transactions, the undersigned agree to dissolve the Trust.

Borse Dubai Ltd, PO Box: 506690, Dubai, United Arab Emirates, Tel: +971 4 3055000, Fax: +971 4 3314924 www.borsedubai.com

This letter shall be deemed the notice described in Section 3(a) of the Agreement.

For and on behalf of	For and on behalf of

Borse Dubai Limited	The NASDAQ OMX Group, Inc.

Name:	Name:
Title:	Title:
Date:	Date:

Borse Dubai Ltd, PO Box: 506690, Dubai, United Arab Emirates, Tel: +971 4 3055000, Fax: +971 4 3314924 www.borsedubai.com

•	The Share Transfer will be subject to the existing securities legend set out in the existing Trust Share certificate numbered C0437.

By its signature below, Nasdaq hereby certifies that (i) it approves the Share Transfer, and (ii) upon consummation of the Share Transfer, Borse Dubai’s holding of Nasdaq Shares will be less than 19.99% of the outstanding common stock of Nasdaq (on a fully-diluted basis) calculated in accordance with the methodology set forth on Schedule A of the Stockholders’ Agreement.

Based on the above, Borse Dubai hereby directs the Trustee to (i) execute the Closing Agreement, dated 23 June 2011 (the “Closing Agreement”), among Nomura International PLC, as existing collateral agent and existing custodian, Emirates NBD Bank PJSC, as existing agent and refinancing agent, Nomura International PLC, as new collateral agent, Nomura International PLC, as new LSE custodian, Borse Dubai, and the Trust, and (ii) execute such other documents and take such other actions as are reasonably incidental to the foregoing, as applicable, to consummate the transactions contemplated thereby.

Upon consummation of the foregoing transactions, the undersigned agree to dissolve the Trust. This letter shall be deemed the notice described in Section 3(a) of the Agreement.

For and on behalf of	For and on behalf of

Borse Dubai Limited	The NASDAQ OMX Group, Inc.

/s/ Joan C. Conley
Name:	Name: Joan C. Conley
Title:	Title: Senior Vice President
Date:	Date: 23 June 2011

Borse Dubai Ltd, PO Box: 506690, Dubai, United Arab Emirates, Tel: +971 4 3055000, Fax: +971 4 3314924 www.borsedubai.com